UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2019

ADVANCED BIOENERGY, LLC
(Exact name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)
763-226-2701
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2019, Advanced BioEnergy, LLC (the “Company”) held a Special Meeting of Members (the “Special Meeting”). Of the Company’s 25,410,851 membership units outstanding and entitled to vote at the Special Meeting, 17,412,968 membership units, or 68.5% of the Company’s units, were present either in person or by proxy at the Special Meeting.

The following describes the matters considered by the Company’s members at the Special Meeting, as well as the final results of the votes cast at the meeting. There were no broker non-votes with respect to any matter.

1.

To approve the sale to Glacial Lakes Energy, LLC, a South Dakota limited liability company (“GLE”), of substantially all of the assets that relate to the business of producing ethanol and co-products, including wet, modified and dried distillers’ grains and corn oil, through the Company’s plants located in Aberdeen, South Dakota and Huron, South Dakota, (the “Asset Sale Proposal”), for $47.5 million in cash, plus the value of the inventory as of the closing of the Asset Sale in cash pursuant to an Asset Purchase Agreement, dated as of August 1, 2019 (the “Asset Purchase Agreement”), by and among GLE, ABE South Dakota, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and the Company.

For	Against	Abstain
17,303,641	62,001	47,326
2.	To approve the voluntary liquidation and dissolution of the Company pursuant to a Plan of Liquidation and Dissolution (the “Liquidation Proposal”).

For	Against	Abstain
17,278,204	87,438	47,326

3.	To adjourn the Special Meeting to solicit additional votes to approve the Asset Sale Proposal or the Liquidation Proposal, if necessary or appropriate (the “Adjournment Proposal”).

For	Against	Abstain
17,265,197	87,438	60,333

As a result, both Proposal 1, the Asset Sale Proposal, and Proposal 2, the Liquidation Proposal, were approved.

Because both Proposals 1 and 2 were both approved, it was not necessary for the Company to conduct a vote on Proposal 3, the “Adjournment Proposal,” because no adjournment of the Special Meeting was necessary or appropriate, and the Special Meeting concluded.

Item 8.01 Other Events

Approval by the Company’s members of the Asset Sale Proposal (“Member Approval”) (i) was required for the consummation of the Asset Sale under the Company’s Operating Agreement and (ii) is a closing condition of the Asset Purchase Agreement. With the approval of Asset Sale Proposal, the Company has received the required Member Approval.

The Company is working with GLE to satisfy the remaining closing conditions under the Asset Purchase Agreement as soon as possible.  The Company currently anticipates that the Asset Sale will close in the fourth quarter of 2019.

The Company intends to file a Form 8-K in connection with the closing of the Asset Sale, and at that time, or in subsequent Forms 8-K, will provide additional information about the amount and timing of any future distributions to members and the Company’s implementation of the Company’s Plan of Liquidation and Dissolution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By: /s/ Richard R. Peterson

Richard R. Peterson
President, Chief Executive Officer and

Chief Financial Officer

Date: September 23, 2019